UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/20/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2009, the registrants publicly announced the election of Richard D. Willett, Jr., to serve as president and chief executive officer and as a director of NewPage Corporation, NewPage Holding Corporation and NewPage Group Inc. effective March 19, 2009. Mr. Willett previously served as president and chief operating officer of the registrants. In his new position, Mr. Willett will receive an annual base salary of $650,000 and continue to participate in benefit plans at target rates as previously disclosed.

In a related action, Mark A. Suwyn will remain with the registrants as executive chairman and as a director. Mr. Suwyn previously served as chief executive officer, chairman and a director of the registrants.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1        News Release dated March 20, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: March 23, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: March 23, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	News Release